Exhibit 10.4
UNCONDITIONAL GUARANTY AGREEMENT
     This Unconditional Guaranty Agreement (this “Guaranty”) is made as of the 20th day of November, 2006, by Schonfeld Group Holdings LLC, a Delaware limited liability company (“Group”), Schonfeld Securities, LLC, a New York limited liability company (“SSLLC”), and Steven B. Schonfeld, in his individual capacity (“Schonfeld”, and together with Group and SSLLC, “Guarantors”), in favor of Penson Financial Services, Inc., a North Carolina corporation (“PFSI”).
RECITALS:
     (A) Schonfeld & Company LLC, a New York limited liability company (“SchonCo”), is entering into concurrently herewith a Fully Disclosed Clearing Agreement by and between SchonCo and PFSI dated as of even date hereof (the “SchonCo Clearing Agreement”).
     (B) Schonfeld Securities, LLC, a New York limited liability company (“SSLLC”), is entering into concurrently herewith a Fully Disclosed Clearing Agreement by and between SSLLC and PFSI dated as of even date hereof (the “SSLLC Clearing Agreement”).
     (C) Opus Trading Fund LLC, a Delaware limited liability company (“Opus”), and Quantitative Trading Strategies LLC, Delaware limited liability company (“QTS”, and together with Opus, "Payors”), each affiliates of SchonCo, SSLLC and Guarantors, are entering into concurrently herewith a Termination / Compensation Payment Agreement by and among Payors and PFSI dated as of the date hereof (the “Termination / Compensation Payment Agreement”), pursuant to which Payors have agreed to make certain payments to PFSI in the event that SchonCo terminates the SchonCo Clearing Agreement at any time after the fourth anniversary of the Conversion Date and prior to the end of the Initial Term of the SchonCo Clearing Agreement or SSLLC sells certain of its assets prior to the end of the Initial Term of the SSLLC Clearing Agreement.
     (D) Guarantors, affiliates and/or equity holders of each of SchonCo, SSLLC and Payors, will receive a substantial benefit from the right granted to SchonCo by PFSI to terminate the SchonCo Clearing Agreement prior to the expiration of the Initial Term and the right granted to SSLLC by PFSI to sell certain of its assets prior to the expiration of the Initial Term and PFSI would not grant such rights to SchonCo or SSLLC but for the commitments made by Payors as set forth in the Termination / Compensation Payment Agreement and the guaranty of Guarantors set forth in this Guaranty.
     (E) Unless the context indicates otherwise, any capitalized term used and not defined in this Guaranty has the meaning ascribed to such term in the SchonCo Clearing Agreement or the SSLLC Clearing Agreement, as applicable.
     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to cause PFSI to enter into the SchonCo Clearing Agreement, the SSLLC Clearing Agreement and the Termination / Compensation Payment Agreement, Guarantors hereby jointly and severally, absolutely, unconditionally and irrevocably guarantee to PFSI the full and complete payment of the obligations of Payors pursuant to the

Termination / Compensation Payment Agreement (the “Guaranteed Obligations”), upon the following terms and conditions:
AGREEMENT:
     1. Guaranty of Payment. Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantee to PFSI the full, complete and timely payment of the Guaranteed Obligations. This Guaranty is a continuing and unconditional guaranty of payment and not of collection. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason invalidates any previous satisfaction of such obligations of Payors and such payment shall remain unsatisfied as though such obligation had never been satisfied. Except to the extent the provisions of this Guaranty give PFSI additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to PFSI by Guarantors.
     2. Primary Liability of Guarantors.
     (a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment. Guarantors shall be liable for the payment of the Guaranteed Obligations, as set forth in this Guaranty, as primary obligors. This Guaranty shall be effective as a waiver of, and Guarantors hereby expressly waive, any and all rights to which Guarantors may otherwise have been entitled under any suretyship laws in effect from time to time.
     (b) In the event of a default by Payors in payment of the Guaranteed Obligations, or any part thereof, when such payment becomes due, Guarantors shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default or nonperformance, or any other notice whatsoever, without any notice having been given to Guarantors previous to such demand of the acceptance by PFSI of this Guaranty, and without any notice having been given to Guarantors previous to such demand, all such notices being hereby waived by Guarantors, perform its/his obligation to make payment hereunder and it shall not be necessary for PFSI in order to enforce such payment by Guarantors, first to institute suit or pursue or exhaust any rights or remedies against Payors or others liable for such payment, or to enforce any rights against any security that shall ever have been given to secure such payment or to join Payors or any others liable for the payment of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations.
     3. Waiver and Acknowledgments. Guarantors hereby waive and release the following rights, demands and defenses Guarantors may have with respect to PFSI and collection of the Guaranteed Obligations: (i) promptness and diligence in collection/enforcement of the Guaranteed Obligations from Payors or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations, (ii) any law or statute that requires that PFSI may make demand upon, assert claims against, or collect from Payors or any other persons or entities prior to making demand upon, collecting from or taking action against Guarantors with respect to the Guaranteed Obligations, (iii) any law or statute that requires that Payors or any other person be joined in, notified of or made part of any action against Guarantors, (iv) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, or any new transactions or other relationships between Payors, PFSI and/or any guarantor and of changes in the financial condition of, ownership of, or business structure of Payors or any other guarantor, (v) presentment, protest, notice of dishonor, notice of default, demand for payment, and all other notices of any kind whatsoever to which Guarantor may be entitled, (vi) the right to assert against PFSI any defense (legal or equitable), set-off, counterclaim, or claim that any Guarantor may have at any time against PFSI or any other party liable to PFSI, (vii) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of the SchonCo Clearing Agreement, the SSLLC Clearing Agreement or the Termination / Compensation Payment Agreement or of any other guaranties held by PFSI, and (viii) any right to which Guarantors are or may become entitled to be subrogated to PFSI’s rights against Payors or any other person or to seek contribution, reimbursement, indemnification, payment or the like, of participations in any claim, right or remedy of PFSI against Payors or any other person or any security which PFSI or its affiliates now have or hereafter acquire, until such time as the Guaranteed Obligations have been fully and finally satisfied beyond the expiration of any applicable preference period. Each Guarantor acknowledges and represents that such Guarantor has relied upon Guarantor’s own due diligence in making an independent appraisal of Payors and their respective businesses and affairs and financial condition; Guarantors will not continue to be responsible for making an independent appraisal of such matters; and each Guarantor has not relied upon PFSI for any information regarding Payors or any other person.
     4. Financial Condition of Guarantors. Each Guarantor hereby represents, warrants and covenants to PFSI that on the date hereof and until the full and final payment of the Guaranteed Obligations: (a) the fair saleable value of Guarantor’s assets exceeds its/his liabilities, Guarantor is meeting its/his current liabilities as they mature, and Guarantor is and shall remain solvent, (b) all financial statements of Guarantor previously provided to PFSI are true and correct and accurately reflect the financial condition of Guarantor as of the date each such statement purports to reflect, (c) since the date of such financial statements, there has not occurred any material adverse change in the financial condition of Guarantor, (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or, to Guarantor’s knowledge, threatened against Guarantor, and Guarantor is not in default or claimed default under any material agreement, (e) Guarantor shall deliver to PFSI such information in Guarantor’s possession as PFSI may reasonably request from time to time regarding Guarantor’s financial condition and such information shall be true and correct, (f) Guarantor shall undertake no action prior to the full and final payment of the Guaranteed Obligations that could reasonably be expected to materially and adversely affect its ability to satisfy any of its obligations hereunder, and (g) Guarantor shall cause Payors to make payment of the Guaranteed Obligations as it shall come due.
     5. Successors and Assigns. This Guaranty is for the benefit of PFSI and its successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantors waive notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agree that failure to give notice will not affect the obligations of any Guarantor hereunder.

     6. Binding Effect. This Guaranty is binding not only on Guarantors, but also on their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.
     7. Governing Law; Forum.
     (a) This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.
     (b) To the fullest extent permitted by applicable law, each Guarantor agrees that any claim, action or proceeding arising out of, or in connection with this Guaranty shall be brought in any state or federal court of competent jurisdiction sitting in New York County in the State of New York, and not in any other state or federal court in the United States of America or any court in any other country.
     (c) EACH GUARANTOR HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY.
     8. Term of Guaranty. This Guaranty shall continue in effect until the Guaranteed Obligations are fully and finally paid and discharged, except that, and notwithstanding any return of this Guaranty to Guarantors, this Guaranty shall continue in effect with respect to any of the Guaranteed Obligations that survive a partial discharge of the Guaranteed Obligations.
     9. Further Assurances. Guarantors will promptly execute and deliver to PFSI upon PFSI’s request all such other and further documents, agreements and instruments in compliance with or accomplishment of the agreements of Guarantors under this Guaranty as PFSI may reasonably request from time to time. Any expenses incurred by Guarantors pursuant to this Section 9 shall be allocated evenly among Guarantors and PFSI.
     10. No Fiduciary Relationship. The relationship between PFSI and Guarantors, under this Guaranty, is solely that of a guarantor and a beneficiary of a guaranty. PFSI has no fiduciary or other special relationship with or duty to Guarantors under this Guaranty, and none is created hereby.
     11. Amendment. This Guaranty may be amended only by a writing signed by each Guarantor and by PFSI.
     12. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantors’ obligations hereunder.

     13. Entire Agreement. This Guaranty, the SchonCo Clearing Agreement, the SSLLC Clearing Agreement, the Termination / Compensation Payment Agreement and the agreements, annexes and schedules referenced therein or attached thereto embody the entire agreement between PFSI and Guarantors with respect to the guaranty by Guarantors of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantors of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantors and delivery to PFSI.
     IN WITNESS WHEREOF, each Guarantor has duly executed this Unconditional Guaranty Agreement as of the date first written above.

GUARANTORS:

SCHONFELD GROUP HOLDINGS LLC

	By:	/s/ Steven B. Schonfeld
Steven B. Schonfeld
Chief Executive Officer

SCHONFELD SECURITIES, LLC

By:	Schonfeld Group Holdings LLC
Manager

	By:	/s/ Steven B. Schonfeld
Steven B. Schonfeld
Chief Executive Officer

/s/ Steven B. Schonfeld
Steven B. Schonfeld

5